Filed pursuant to Rule 424(b)(3)

Registration No. 333-190431

Prospectus Supplement No. 1 dated November 12, 2013

PROSPECTUS

QURAPPS, INC.

1,666,668 SHARES OF COMMON STOCK

This prospectus relates to the offer and sale of a maximum of 1,666,668 shares (the “Maximum Offering”) of common stock, $0.003 par value (“Common Shares”) by QurApps, Inc., a Nevada corporation (“we”, “us”, “our”, “QurApps”, “Company” or similar terms). There is no minimum for this offering. The offering will commence promptly on the date upon which this prospectus is declared effective by the SEC and will continue for 16 months. We will pay all expenses incurred in this offering. We are an “emerging growth company” under applicable Securities and Exchange Commission rules and will be subject to reduced public company reporting requirements.

The offering of the 1,666,668 shares is a “best efforts” offering, which means that our sole officer and director will use his best efforts to sell the common stock and there is no commitment by any person to purchase any shares. The shares will be offered at a fixed price of $0.03 per share for the duration of the offering. There is no minimum number of shares required to be sold to close the offering. Proceeds from the sale of the shares will be used to fund the initial stages of our business development. We have not made any arrangements to place funds received from share subscriptions in an escrow, trust or similar account. Any funds raised from the offering will be immediately available to us for our immediate use.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our sole officer and director will be solely responsible for selling shares under this offering and no commission will be paid on any sales.

Prior to this offering, there has been no public market for our common stock and we have not applied for the listing or quotation of our common stock on any public market. We have arbitrarily determined the offering price of $0.03 per share in relation to this offering. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria. After the effective date of the registration statement, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our stock. There is no assurance that an active trading market for our shares will develop or will be sustained if developed.

We are a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and nominal operations.  Because we are a shell company, the Rule 144 safe harbor is not available for the resale of any restricted securities issued by us in any subsequent unregistered offering.  This will likely make it more difficult for us to attract additional capital through subsequent unregistered offerings because purchasers of securities in such unregistered offerings will not be able to resell their securities in reliance on Rule 144, a safe harbor on which holders of restricted securities usually rely to resell securities.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.

Our business is subject to many risks and an investment in our shares of common stock will also involve a high degree of risk. You should carefully consider the factors described under the heading “risk factors” beginning on page 8 before investing in our shares of common stock. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is November 12, 2013.

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The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus. We have not authorized any other person to provide you with different information. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

Until February 11, 2014 (90 business days after the effective date of this prospectus) all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

PROSPECTUS SUMMARY

As used in this prospectus, references to the “Company,” “we,” “our”, “us” or “QurApps” refer to QurApps, Inc. unless the context otherwise indicates.

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements, and the notes to the financial statements.

Our Company

QurApps, Inc., was incorporated on May 31, 2013, under the laws of the State of Nevada, for the purpose of the development of a mobile software app, called “I Feed Me”, that enables consumers to obtain meal recipes by selecting 3 to 5 food products, and once entered, the software app will provide a list of recipes from which to cook meals, based on the 3 to 5 food products chosen. Additionally, app users will be able to rate recipes, add their personal recipes and receive real-time notifications when new consumers select their recipes to use.

We have not commenced development of our planned mobile software application.

We are a development stage company that has not realized any revenues to date, and our accumulated deficit as of June 30, 2013 is $7,930.  To date we have raised an aggregate of $18,000 through a private placement of our securities to our sole officer and director, Alon Nigri. Proceeds from the private placement were used for working capital. Our independent auditor has issued an audit opinion for our Company which includes a statement expressing substantial doubt as to our ability to continue as a going concern.  The Company’s principal offices are located at Gilboa 26 Street, Pardes-Hanna, Israel. Our telephone number is +972-544474070.

Because we are a shell company, the Rule 144 safe harbor is not available for the resale of any restricted securities issued by us in any subsequent unregistered offering.  This will likely make it more difficult for us to attract additional capital through subsequent unregistered offerings because purchasers of securities in such unregistered offerings will not be able to resell their securities in reliance on Rule 144, a safe harbor on which holders of restricted securities usually rely to resell securities.

We plan to raise the additional funding for our twelve month business plan by selling the 1,666,668 shares in this offering. We cannot provide any assurance that we will be able to sell any of the shares being offered to raise sufficient funds to proceed with our twelve month business plan.

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From inception until the date of this filing we have had limited operating activities, primarily consisting of the incorporation of our company, the initial equity funding by our sole officer and director, completing our business plan and developing our website. We received our initial funding of $18,000 through the sale of common stock to our sole officer and director, Alon Nigri, who purchased an aggregate of 6,000,000 shares of common stock at $0.003 per share, for aggregate proceeds of $18,000.

Our financial statements from inception from inception on May 31, 2013, through June 30, 2013, report no revenues and a net loss of $7,930. Our independent auditor has issued an audit opinion for our Company which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

Alon Nigri, our sole officer and director did not agree to serve as an officer or director of the Company at least in part due to a plan, agreement or understanding that he would solicit, participate in, or facilitate the sale of the enterprise to (or a business combination with) a third party which desires to obtain or become a public reporting entity, and Mr. .Nigri confirms that he has no such present intention.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

We are an “emerging growth company” within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company. For a description of the qualifications and other requirements applicable to emerging growth companies and certain elections that we have made due to our status as an emerging growth company, see “RISK FACTORS RISKS RELATED TO THIS OFFERING AND OUR COMMON STOCK - WE ARE AN `EMERGING GROWTH COMPANY’ AND WE CANNOT BE CERTAIN IF THE REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES WILL MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS” on page 6 of this prospectus.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our sole officer and director will be solely responsible for selling shares under this offering and no commission will be paid on any sales.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. We do not yet have a market maker who has agreed to file such quotation service or that any market for our stock will develop.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.

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Under U.S. federal securities legislation, our common stock will be “penny stock”. Penny stock is any equity that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

  THE OFFERING

Securities offered:	1,666,668 shares of our common stock, par value $0.003 per share.

Offering price:	$0.03

Duration of offering:	The 1,666,668 shares of common stock are being offered for a period of 16 months.

Net proceeds to us:	$50,000, assuming the maximum number of shares sold. For further information on the Use of Proceeds, see page 14 (1).

Market for the common shares:

There is no public market for our shares. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to eligible for trading on the Over The Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application.

There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Shares outstanding prior to offering:	6,000,000

Shares outstanding after offering:	7,666,668

Risk Factors:	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 6.

(1) We do not plan to use any proceeds from the offering of the 1,666,668 shares to pay for offering expenses and will fund our remaining offering expenses, which amount to approximately $8,500, solely from cash on hand.

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SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the period from May 31, 2013 (Inception) to June 30, 2013.  Our working capital as of June 30, 2013 was $10,070.

June 30, 2013 ($)
Financial Summary (Audited)
Cash and Deposits	15,070
Total Assets	15,070
Total Liabilities	5,000
Total Stockholder’s Equity (Deficit)	10,070

Accumulated From May 31, 2013 (Inception) to June 30, 2013 ($)
Statement of Operations
Total Expenses	7,930
Net Loss for the Period	(7,930)
Net Loss per Share	—

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following known material risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company’s common stock. You could lose all or part of your investment due to any of these risks.

RISKS RELATING TO OUR COMPANY

Because our auditors have issued a going concern opinion, there is substantial uncertainty we will continue operations in which case you could lose your investment.

In their report dated August 2, 2013, our independent registered public accounting firm, Goldman Accounting Services CPA, PLLC, stated that our financial statements for the year ended June 30, 2013, were prepared assuming the company will continue as a going concern. This means that there is substantial doubt that we can continue as an ongoing business. For the period from inception (May 31, 2013) to June 30, 2013, we incurred a net loss of $7,930. We will need to generate significant revenue in order to achieve profitability and we may never become profitable. The going concern paragraph in the independent auditor’s report emphasizes the uncertainty related to our business as well as the level of risk associated with an investment in our common stock. We intend to use the net proceeds from this offering to develop our business operations. To implement our plan of operations we require a minimum funding of $50,000 for the next twelve months.

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We have a very limited history of operations and accordingly there is no track record that would provide a basis for assessing our ability to conduct successful commercial activities. We may not be successful in carrying out our business objectives.

We were incorporated on May 31, 2013 and to date, have been involved primarily in organizational activities and obtaining financing. Accordingly we have no track record of successful business activities, strategic decision making by management, fund-raising ability, and other factors that would allow an investor to assess the likelihood that we will be successful as a development stage company which is developing a software application for mobile telephones. As of our year ended June 30, 2013, we had an accumulated deficit of $7,930. Internet-based companies selling mobile software apps often fail to achieve or maintain successful operations, even in favorable market conditions. There is a substantial risk that we will not be successful in our exploration activities, or if initially successful, in thereafter generating any operating revenues or in achieving profitable operations.

We depend to a significant extent on certain key personnel, the loss of any of whom may materially and adversely affect our company.

Currently, we have only one employee, Alon Nigri, who serves as our sole officer and director. We depend entirely on Mr. Nigri for all of our operations. The loss of Mr. Nigri would have a substantial negative effect on our company and may cause our business to fail. Mr. Nigri has not been compensated for his services since our incorporation, and it is highly unlikely that he will receive any compensation unless and until we generate substantial revenues. There is intense competition for skilled personnel and there can be no assurance that we will be able to attract and retain qualified personnel on acceptable terms. The loss of Mr. Nigri’s services could prevent us from completing the development of our plan of operation and our business. In the event of the loss of services of such personnel, no assurance can be given that we will be able to obtain the services of adequate replacement personnel.

We do not have any employment agreements or maintain key person life insurance policies on our sole officer and director.

We do not anticipate entering into employment agreements with them or acquiring key man insurance in the foreseeable future.

We have limited business, sales and marketing experience in our industry.

We have not completed the development of our product and have yet to generate revenues. While we have plans for marketing our mobile software app, there can be no assurance that such efforts will be successful. There can be no assurance that our proposed mobile software app will gain wide acceptance in its target market or that we will be able to effectively market our services and third-party food items. Additionally, we are a newly-formed, development stage company with no prior experience in our industry. We are entirely dependent on the services of our sole officer and director, Alon Nigri, to build our customer base. Our company has no prior experience upon which it can rely in order to garner its first prospective customers to use our prospective mobile software app. Prospective customers will be less likely to purchase our mobile software app for recipes than a competitor’s because we have no prior experience in our industry.

We will be dependent on third parties to develop our mobile software application. Any increase in the amounts we have to pay to have our application developed or any delay or interruption in production would negatively affect both our ability to make a timely introduction, generate revenues and our results of operations.

We are planning to use third parties to develop our mobile software application. We will have less control over third parties because we cannot control their personnel, schedule or resources. It will be more difficult to detect design faults and software errors. Any such fault or error could cause delays in delivering our product or require design modifications delays or defects would likely have a more detrimental impact on our business than if we were a more established company.

Any of these factors could cause a game not to meet our quality standards or expectations, or not to be completed on time or at all. If this happens, we could lose anticipated revenues, or our entire investment in our mobile software application.

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If we are unable to commence and complete the development of our mobile software application we will not be able to generate revenues and you will lose your investment.

We have not commenced development of our mobile software application and we have no revenues from the sale or use of our mobile software application. The success of our proposed business will depend on the completion and the acceptance of our mobile software application by the general public. Achieving such acceptance will require significant marketing investment. Our mobile software application, once developed and tested, may not be accepted by our customers at sufficient levels to support our operations and build our business. If our mobile software application is not accepted at sufficient levels, our business will fail.

We may not be able to compete effectively against our competitors.

We expect to face strong competition from well-established companies and small independent companies like our self that may result in price reductions and decreased demand for our mobile software app that we plan to sell through our website. We will be at a competitive disadvantage in obtaining the facilities, employees, financing and other resources required to provide the mobile software app which we believe will be demanded by prospective customers. Our opportunity to obtain customers may be limited by our financial resources and other assets. We expect to be less able than our larger competitors to cope with generally increasing costs and expenses of doing business.

As mobile software applications are relatively new and rapidly evolving, our current or future competitors may compete more successfully as the industry matures. In particular, any of our competitors may offer products and services that have significant performance, price, creativity and/or other advantages over our game and technology. These products and services may significantly affect the demand for our services. If we are unable to compete successfully, we could lose sales and market share, assuming we gain any market share. We also could experience difficulty hiring and retaining qualified software developers and other employees. Any of these consequences would significantly harm our business, results of operations and financial condition. There can be no assurance that we will be able to effectively compete with our competitors or that their present and future offerings would render our product obsolete or noncompetitive. This intense competition may have a material adverse effect on our results of operations and financial condition and prevent us from achieving profitable revenue levels from our product.

Current management’s lack of experience in and with marketing and selling mobile software apps means that it is difficult to assess, or make judgments about, our potential success.

Our sole officer and director has no prior experience with and has never been employed in a job involving developing a mobile software app and operating a website to sell mobile software apps through the Internet. Additionally, our sole officer and director does not have a college or university degree, or other educational background in fields related to developing a mobile software app and operating a website to sell mobile software apps through the Internet. With no direct training in developing a mobile software app and operating a website to sell mobile software apps through the Internet, our sole officer and director may not be fully aware of many of the specific requirements related to developing a mobile software app and operating a website to sell mobile software apps through the Internet. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to our sole officer and director’s future possible mistakes, lack of sophistication, judgment or experience in developing a mobile software app and operating a website to sell mobile software apps through the Internet.

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Since all of our shares of common stock are owned by our sole officer and director, our other stockholders may not be able to influence control of the company or decision making by management of the company, and as such, our sole officer and director may have a conflict of interest with the minority shareholders at some time in the future.

Alon Nigri, our sole officer and director beneficially owns 100% of our issued and outstanding shares of common stock. The interests of Mr. Nigri may not be, at all times, the same as that of our other shareholders. Mr. Nigri is not simply a passive investor but is also an executive officer of the Company, and as such his interests as an executive may, at times be adverse to those of passive investors. Where those conflicts exist, our shareholders will be dependent upon our sole officer and director exercising, in a manner fair to all of our shareholders, his fiduciary duties as an officer and as member of the Company’s board of directors. Also, our sole officer and director will have the ability to control the outcome of most corporate actions requiring shareholder approval, including the sale of all or substantially all of our assets and amendments to our Articles of Incorporation. This concentration of ownership may also have the effect of delaying, deferring or preventing a change of control of us, which may be disadvantageous to minority shareholders.

Because we are a shell company, it will likely be difficult for us to obtain additional financing by way of private offerings of our securities.

We are a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and nominal operations.  Accordingly, the holders of securities purchased in private offerings of our securities we make to investors will not be able to rely on the safe harbor from being deemed an underwriter under SEC Rule 144 in order to resell their securities. This will likely make it more difficult for us to attract additional capital through subsequent unregistered offerings because purchasers of securities in such unregistered offerings will not be able to resell their securities in reliance on Rule 144, a safe harbor on which holders of restricted securities usually rely to resell securities.

We intend to become subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, which will require us to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs will negatively affect our ability to earn a profit.

Following the effective date of the registration statement in which this prospectus is included, we will file a Registration Statement on Form 8-A to register our common stock as a class of securities under the Securities Exchange Act of 1934 and be required to file periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and the rules and regulations thereunder. In order to comply with such requirements, our independent registered auditors will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. Factors such as the number and type of transactions that we engage in and the complexity of our reports cannot accurately be determined at this time and may have a major negative effect on the cost and amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit.

However, for as long as we remain an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an “emerging growth company.”

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We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year (A) following the fifth anniversary of our first sale of common equity securities pursuant to an effective registration statement, (B) in which we have total annual gross revenue of at least $1.0 billion, or (C) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

Rule 12b-2 of the Securities Exchange Act of 1934, as amended, defines a “smaller reporting company” as an issuer that is not an investment company, an asset-backed issuer), or a majority-owned subsidiary of a parent that is not a smaller reporting company and that:

·	Had a public float of less than $75 million as of the last business day of its most recently completed second fiscal quarter, computed by multiplying the aggregate worldwide number of shares of its voting and non-voting common equity held by non-affiliates by the price at which the common equity was last sold, or the average of the bid and asked prices of common equity, in the principal market for the common equity; or

·	In the case of an initial registration statement under the Securities Act or Exchange Act for shares of its common equity, had a public float of less than $75 million as of a date within 30 days of the date of the filing of the registration statement, computed by multiplying the aggregate worldwide number of such shares held by non-affiliates before the registration plus, in the case of a Securities Act registration statement, the number of such shares included in the registration statement by the estimated public offering price of the shares; or

·	In the case of an issuer whose public float as calculated under paragraph (1) or (2) of this definition was zero, had annual revenues of less than $50 million during the most recently completed fiscal year for which audited financial statements are available.

We qualify as a smaller reporting company, and so long as we remain a smaller reporting company, we benefit from the same exemptions and exclusions as an emerging growth company. In the event that we cease to be an emerging growth company as a result of a lapse of the five year period, but continue to be a smaller reporting company, we would continue to be subject to the exemptions available to emerging growth companies until such time as we were no longer a smaller reporting company.

After, and if ever, we are no longer an “emerging growth company,” we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with those requirements applicable to companies that are not “emerging growth companies,” including Section 404 of the Sarbanes-Oxley Act.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart our Business Startups Act of 2012, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Under the Jumpstart Our Business Startups Act, “emerging growth companies” can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves to this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not “emerging growth companies.”

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We have not evaluated the effectiveness of our internal controls over financial reporting, or the effectiveness of our disclosure controls and procedures, and we will not be required to evaluate our internal controls over financial reporting evaluation, and disclose the results of such evaluation, until the filing of our second annual report. This may harm investor confidence in us and the value of our common stock.

We will be required, pursuant to Section 404 of the Sarbanes-Oxley Act, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting for our fiscal year end and disclose such report by management in our annual report. This assessment will need to include disclosure of any material weaknesses identified by our management in our internal control over financial reporting, as well as a statement that our independent registered public accounting firm has issued an opinion on our internal control over financial reporting.

We are in the early stages of the costly and challenging process of compiling the system and processing documentation necessary to perform the evaluation needed to comply with Section 404. We may not be able to complete our evaluation, testing and any required remediation in a timely fashion. During the evaluation and testing process, if we identify one or more material weaknesses in our internal control over financial reporting, we will be unable to assert that our internal controls are effective.

If we are unable to assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion on the effectiveness of our internal controls, we could lose investor confidence in the accuracy and completeness of our financial reports, which could cause the price of our common stock to decline, and we may be subject to investigation or sanctions by the Securities and Exchange Commission, or the SEC.

We will be required to disclose changes made in our internal control and procedures, and the effectiveness of our disclosure controls and procedures, on a quarterly basis. However, our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an “emerging growth company.” We will remain an “emerging growth company” for up to five years, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any December 31 before that time, we would cease to be an “emerging growth company” as of the following June 30. To comply with the requirements of being a public company, we may need to undertake various actions, such as implementing new internal controls and procedures and hiring accounting or internal audit staff.

Any failure to develop or maintain effective controls, or any difficulties encountered in their implementation or improvement, could harm our operating results or cause us to fail to meet our reporting obligations. Any failure to implement and maintain effective internal controls also could adversely affect the results of periodic management evaluations regarding the effectiveness of our internal control over financial reporting. Ineffective disclosure controls and procedures or internal control over financial reporting could also cause investors to lose confidence in our reported financial and other information, which would likely have a negative effect on the trading price of our common stock.

In the event that we are not able to demonstrate compliance with Section 404 of the Sarbanes-Oxley Act in a timely manner, that our internal controls are perceived as inadequate or that we are unable to produce timely or accurate financial statements, investors may lose confidence in our operating results and our stock price could decline.

Since our sole officer and director has the ability to be employed by or consult for other companies, their other activities could slow down our operations.

Alon Nigri, our sole officer and director is not required to work exclusively for us and does not devote all of his time to our operations. Therefore, it is possible that a conflict of interest with regard to their time may arise based on his employment by other companies. His other activities may prevent him from devoting full-time to our operations which could slow our operations and may reduce our financial results because of the slowdown in operations. It is expected that Alon Nigri, our President, will devote between 5 and 10 hours per week to our operations on an ongoing basis, and when required will devote whole days and even multiple days at a stretch if our operations increase. We do not have any written procedures in place to address conflicts of interest that may arise between our business and the business activities of our sole officer and director.

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We have no employment or compensation agreement with our sole officer and director and as such he may have little incentive to devote time and energy to the operation of the Company.

Alon Nigri, our sole officer and director is not subject to any employment or compensation agreement with the Company. Therefore, it is possible that he may decide to focus his efforts on other projects or companies which have a higher economic benefit to him. Currently, Mr. Nigri is not obligated to spend any time at all on Company business and could opt to leave the Company for other opportunities or focus on other business which could negatively impact the Company’s ability to succeed. We do not have any expectation that Mr. Nigri will enter into an employment or compensation agreement with the Company in the foreseeable future and the loss of either one would be highly detrimental to our ability to conduct ongoing operations.

Because we may have fewer than three hundred shareholders of record after this offering, we may be able to terminate or suspend our reporting obligations, and if we do that, our shares of common stock will not be eligible for quotation on the OTC Bulletin Board.

Although we have no intention to do so, we will have the ability to terminate or suspend our reporting obligations to the SEC if we will have fewer than three hundred shareholders of record after this offering. If we terminate or suspend our reporting obligations to file reports with the SEC, our shares of common stock will not be eligible for quotation on the OTC Bulletin Board, which could impact your ability to sell your shares of common stock.

The lack of public company experience of our sole officer and director could adversely impact our ability to comply with the reporting requirements of U.S. securities laws.

Alon Nigri, our sole officer and director lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Mr. Nigri has never been responsible for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934 which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a reporting issuer would be in jeopardy in which event you could lose your entire investment in our company.

It will be extremely difficult to acquire jurisdiction and enforce liabilities against our sole officer and director and assets outside the United States.

Substantially all of our assets are currently located outside of the United States.  Additionally, our sole officer and director resides outside of the United States, in Israel.  As a result, it may not be possible for United States investors to enforce their legal rights, to effect service of process upon our sole officer and director or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our sole officer and director under Federal securities laws.  Moreover, we have been advised that Israel in particular does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States. Further, it is unclear if extradition treaties now in effect between the United States and Israel would permit effective enforcement of criminal penalties of the Federal securities laws.

RISKS RELATING TO OUR COMMON STOCK

We are selling our offering of 1,666,668 shares of common stock without an underwriter and may be unable to sell any shares.

Our offering of 1,666,668 shares is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our sole officer and director, who will receive no commissions. They will offer the shares to friends, family members, and business associates, however, there is no guarantee that they will be able to sell any of the shares. Unless they are successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

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Because there is no minimum proceeds the Company can receive from its offering of 1,666,668 shares, the Company may not raise sufficient capital to implement its planned business and your entire investment could be lost

The Company is making its offering of 1,666,668 shares of common stock on a best-efforts basis and there is no minimum amount of proceeds the Company may receive. Funds raised under this offering will not be held in trust or in any escrow account and all funds raised regardless of the amount will be available to the Company. In the event the company does not raise sufficient capital to implement its planned operations, your entire investment could be lost.

There is no liquidity and no established public market for our common stock and we may not be successful at obtaining a quotation on a recognized quotation service. In such event it may be difficult to sell your shares.

There is presently no public market in our shares. There can be no assurance that we will be successful at developing a public market or in having our common stock quoted on a quotation facility such as the OTC Bulletin Board. There are risks associated with obtaining a quotation, including that broker dealers will not be willing to make a market in our shares, or to request that our shares be quoted on a quotation service. In addition, even if a quotation is obtained, the OTC Bulletin Board and similar quotation services are often characterized by low trading volumes, and price volatility, which may make it difficult for an investor to sell our common stock on acceptable terms. If trades in our common stock are not quoted on a quotation facility, it may be very difficult for an investor to find a buyer for their shares in our Company.

Our common stock is subject to the “penny stock” rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

Under U.S. federal securities legislation, our common stock will constitute “penny stock”. Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

We may, in the future, issue additional common shares, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock. As of the date of this prospectus, the Company had 6,000,000 shares of common stock outstanding. Accordingly, we may issue up to an additional 69,000,000 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

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There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to have an application filed for admission to quotation of our securities on the OTC Bulletin Board after this prospectus is declared effective by the SEC. If for any reason our common stock is not quoted on the OTC Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

We intend to become subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, which will require us to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs will negatively affect our ability to earn a profit.

Following the effective date of the registration statement in which this prospectus is included, we will be required to file periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and the rules and regulations thereunder. In order to comply with such requirements, our independent registered auditors will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. Although we believe that the approximately $10,000 we have estimated for these costs should be sufficient for the 12 month period following the completion of our offering, the costs charged by these professionals for such services may vary significantly. Factors such as the number and type of transactions that we engage in and the complexity of our reports cannot accurately be determined at this time and may have a major negative affect on the cost and amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit.

However, for as long as we remain an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an “emerging growth company.” We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that you become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

After, and if ever, we are no longer an “emerging growth company,” we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with those requirements applicable to companies that are not “emerging growth companies,” including Section 404 of the Sarbanes-Oxley Act.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart our Business Startups Act of 2012, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

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Under the Jumpstart Our Business Startups Act, “emerging growth companies” can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves to this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not “emerging growth companies.”

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

The Company does not intend to seek registration or qualification of its shares of common stock the subject of this offering in any State or territory of the United States. Aside from a “secondary trading” exemption, other exemptions under state law and the laws of US territories may be available to purchasers of the shares of common stock sold in this offering.

Anti-takeover effects of certain provisions of Nevada state law hinder a potential takeover of our company.

Though not now, in the future we may become subject to Nevada’s control share law. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors:

(i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder’s shares.

Nevada’s control share law may have the effect of discouraging takeovers of the corporation.

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In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquiror to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of our company from doing so if it cannot obtain the approval of our board of directors.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

USE OF PROCEEDS

Our public offering of 1,666,668 shares is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.03. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $50,000 as anticipated.

	If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold
Gross proceeds from this offering	$12,500	$25,000	$37,500	$50,000

Product Development	$660	$10,000	$16,700	$21,000
Web/graphic design	$1,500	$4,000	$4,000	$4,000
Equipment/servers	$0	$1,200	$6,000	$6,000
Marketing & Advertising	$0	$0	$0	$6,000
Web-hosting	$240	$240	$400	$400
Offices expenses	$500	$460	$800	$2,400
Telephone	$600	$600	$600	$1,200
Legal and Accounting	$9,000	$9,000	$9,000	$9,000
TOTALS	$12,500	$25,500	$37,500	$50,000

(1)	Expenditures for the 12 months following the completion of this offering. The expenditures are categorized by significant area of activity.
(2)	We do not plan to use any proceeds from the offering of the 1,666,668 shares to pay for offering expenses and will fund offering expenses solely from cash on hand.

Please see a detailed description of the use of proceeds in the “Plan of Operation” section of this prospectus.

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DETERMINATION OF THE OFFERING PRICE

The offering price of the 1,666,668 shares being offered has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

The price of our offering of 1,666,668 shares is fixed at $0.03 per share. This price is significantly higher than the $0.003 price per share paid by Alon Nigri, our sole officer and director, for the 6,000,000 shares of common stock he purchased on May 31, 2013.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

As of June 30, 2013, the net tangible book value of our shares of common stock was $10,070 or $0.002 per share based upon 6,000,000 shares outstanding.

Existing Stockholders if all of the Shares are Sold

Price per share	$0.03
Net tangible book value per share before offering	$0.002
Potential gain to existing shareholders	$50,000
Net tangible book value per share after offering	$0.008
Increase to present stockholders in net tangible book value per share after offering	$0.06
Capital contributions	$18,000
Number of shares outstanding before the offering	6,000,000
Number of shares after offering held by existing stockholders	6,000,000
Percentage of ownership after offering	78.2%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.03
Dilution per share	$0.02
Capital contributions	$50,000
Percentage of capital contributions	73.5%
Number of shares after offering held by public investors	1,666,668
Percentage of ownership after offering	25.0%

Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$0.03
Dilution per share	$0.02
Capital contributions	$37,500
Percentage of capital contributions	71.3%
Number of shares after offering held by public investors	1,250,001
Percentage of ownership after offering	20.0%

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Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.02
Dilution per share	$0.08
Capital contributions	$25,000
Percentage of capital contributions	62.3%
Number of shares after offering held by public investors	833,334
Percentage of ownership after offering	12.1%

Purchasers of Shares in this Offering if 25% of Shares Sold

Price per share	$0.03
Dilution per share	$0.02
Capital contributions	$12,500
Percentage of capital contributions	45.3%
Number of shares after offering held by public investors	416,667
Percentage of ownership after offering	6.4%

DESCRIPTION OF SECURITIES

GENERAL

There is no established public trading market for our common stock. Our authorized capital stock consists of 75,000,000 shares of common stock, with $0.003 par value per share. As of the date of this prospectus, there were 6,000,000 shares of our common stock issued and outstanding that were held by 1 stockholder of record. We have no shares of preferred stock authorized.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock. This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this Registration Statement.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Director of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote.

Our Bylaws provide that at all meetings of the stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. On all other matters, except as otherwise required by Nevada law or the Articles of Incorporation, a majority of the votes cast at a meeting of the stockholders shall be necessary to authorize any corporate action to be taken by vote of the stockholders.  A “plurality” means the excess of the votes cast for one candidate over any other. When there are more than two competitors for the same office, the person who receives the greatest number of votes has a plurality.

We do not have any preferred stock authorized in our Articles of Incorporation, and we have no warrants, options or other convertible securities issued or outstanding.

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NEVADA ANTI-TAKEOVER LAWS

The Nevada Business Corporation Law contains a provision governing “Acquisition of Controlling Interest.” This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: (1) 20 to 33 1/3%, (2) 33 1/3 to 50%, or (3) more than 50%. A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the Articles of Incorporation or Bylaws of the corporation. Our Articles of Incorporation and Bylaws do not exempt our common stock from the control share acquisition act. The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the act. An Issuing Corporation is a Nevada corporation, which; (1) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and (2) does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record resident of Nevada. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of the Company, regardless of whether such acquisition may be in the interest of our stockholders.

The Nevada “Combination with Interested Stockholders Statute” may also have an effect of delaying or making it more difficult to effect a change in control of the Company. This statute prevents an “interested stockholder” and a resident domestic Nevada corporation from entering into a “combination,” unless certain conditions are met. The statute defines “combination” to include any merger or consolidation with an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested stockholder” having; (1) an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation; (2) an aggregate market value equal to 5 percent or more of the  aggregate market value of all outstanding shares of the corporation; or (3) representing 10 percent or more of the earning power or net income of the corporation. An “interested stockholder” means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a “combination” within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of: (1) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher; (2) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or (3) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock. The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of the Company from doing so if they cannot obtain the approval of our board of directors.

RULE 144

As of the date of this prospectus, we have issued 6,000,000 shares. Our sole officer and director beneficially owns all 6,000,000 shares of our common stock. These shares are currently restricted from trading under Rule 144. They will only be available for resale, within the limitations of Rule 144, to the public if:

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(i) We are no longer a shell company as defined under section 12b-2 of the Exchange Act. A “shell company” is defined as a company with no or nominal operations, and with no or nominal assets or assets consisting solely of cash and cash equivalents;

(ii) We have filed all Exchange Act reports required for at least 12 consecutive months; and

(iii) If applicable, at least one year has elapsed from the time that we file current Form 10-type of information on Form 8-K or other report changing our status from a shell company to an entity that is not a shell company.

At present, we are considered to be a shell company. If we subsequently meet these requirements, our officer and director would be entitled to sell within any three month period a number of shares that does not exceed the greater of: 1% of the number of shares of our common stock then outstanding, or the average weekly trading volume of our common stock during the four calendar weeks, preceding the filing of a notice on Form 144 with respect to the sale for sales exceeding 5,000 shares or an aggregate sale price in excess of $50,000. If fewer shares at lesser value are sold, no Form 144 is required.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

PLAN OF DISTRIBUTION

We have 6,000,000 common shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering 1,666,668 shares of its common stock for sale at the price of $0.03 per share. There is no arrangement to address the possible effect of the offering on the price of the stock. In connection with the Company’s selling efforts in the offering, Alon Nigri will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Alon Nigri is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Alon Nigri will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Alon Nigri is not, and has not been within the past 12 months, a broker or dealer, and he is not, and he has not been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Alon Nigri will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Alon Nigri will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

We will receive all proceeds from the sale of the 1,666,668 shares being offered. The price per share is fixed at $0.03 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the OTC Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.03 per share.

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In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which we have complied. In addition and without limiting the foregoing, we will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective. We will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

We are a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and nominal operations. Because we are a shell company, the Rule 144 safe harbor is not available for the resale of any restricted securities issued by us in any subsequent unregistered offering.  This will likely make it more difficult for us to attract additional capital through subsequent unregistered offerings because purchasers of securities in such unregistered offerings will not be able to resell their securities in reliance on Rule 144, a safe harbor on which holders of restricted securities usually rely to resell securities.

Terms of the Offering

The shares will be sold at the fixed price of $0.03 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable. This offering will commence on the date of this prospectus and continue for a period of 16 months. At the discretion of our board of director, we may discontinue the offering before expiration of the 16-month period.

Penny Stock Rules

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks” as such term is defined by Rule 15g-9. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or provided that current price and volume information with respect to transactions in such securities is provided by the exchange).

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to the penny stock rules.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities’ laws; (iii) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form as the Commission shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock, (i) bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

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DESCRIPTION OF BUSINESS

ORGANIZATION WITHIN THE LAST FIVE YEARS

On May 31, 2013, the Company was incorporated under the laws of the State of Nevada. We are engaged in the business of the development of a mobile software app, called “I Feed Me”, that enables consumers to obtain meal recipes by selecting 3 to 5 food products, and once entered, the software app will provide a list of recipes from which to cook meals, based on the 3 to 5 food products chosen. Additionally, app users will be able to rate recipes, add their personal recipes and receive real-time notifications when new consumers select their recipes to use.

Alon Nigri has served as our President, Secretary Treasurer and as a Director, from May 31, 2013, until the current date. Our board of directors is comprised of one person: Alon Nigri.

We are authorized to issue 75,000,000 shares of common stock, par value $.003 per share. On May 31, 2013, Alon Nigri, our President and a Director purchased an aggregate of 6,000,000 shares of common stock at $0.003 per share, for aggregate proceeds of $18,000.

IN GENERAL

We were incorporated on May 31, 2013 in the State of Nevada. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. Since incorporation, we have not made any significant purchase or sale of assets. We are not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since we have a specific business plan or purpose. We have not had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with, any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

From inception until the date of this filing we have had limited operating activities, primarily consisting of the incorporation of our company, the initial equity funding by our sole officer and director, designing our website, and engaging in market research. We received our initial funding of $18,000 through the sale of common stock to our sole officer and director, who purchased an aggregate of 6,000,000 shares at $0.003 per share.

Our financial statements from inception (May 31, 2013) through our first fiscal year ended June 30, 2013 report no revenues and a net loss of $7,930. Our independent auditor has issued an audit opinion for our Company which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

We are a development stage company which is in the business of or the purpose of the development of a mobile software application that enables consumers to obtain meal recipes by selecting 3 to 5 food products, and once entered, the software app will provide a list of recipes from which to cook meals, based on the 3 to 5 food products chosen. Additionally, app users will be able to rate recipes, add their personal recipes and receive real-time notifications when new consumers select their recipes to use.

We intend to use the net proceeds from this offering to develop our business operations. To implement our plan of operations we require a minimum funding of $50,000 for the next twelve months. After twelve months period we may need additional financing. If we do not generate any revenue we may need a minimum of $10,000 of additional funding to pay for SEC filing requirements. Alon Nigri, our sole officer and director, has agreed to loan the Company funds, however, he has no firm commitment, arrangement or legal obligation to advance or loan funds to the Company. If we do not generate any or sufficient revenue and Mr. Nigri does not loan us funds, then we plan to raise such additional funding by way of private debt or equity financing, but have not commenced any activities to raise such funds. We cannot provide any assurance that we will be able to raise such additional funding. We have no revenues and have incurred losses since inception. The Company’s principal offices are located at Gilboa 26 Street, Pardes-Hanna, Israel.

Our operations to date have been devoted primarily to start-up and development activities, which include: (i) formation of the Company; (ii) development of our business plan; (iii) market research related to the development of a mobile software app, and (iv) website development.

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OUR PRODUCTS AND SERVICES

We are development of a mobile software app, called “I Feed Me” that enables consumers to obtain meal recipes by selecting 3 to 5 food products, and once entered the software app will provide a list of recipes from which to cook meals, based on the 3 to 5 food products chosen. Additionally, app users will be able to rate recipes, add their personal recipes and receive real-time notifications when new consumers select their recipes to use.

We plan to develop our “I Feed Me” software app for the Apple iPhone, and if resources allow, we will develop an app for an Android-based mobile phones. We plan to sell our software app for $0.99 on the Apple App store site, and under such arrangement, we will be entitled to keep 70% of all app sales, and Apple will keep 30%.

THE MARKET

Our company will focus on the sale of our app to persons who want to find a recipe from an app only by entering the food items they have. We do not have any idea how many persons may be interested in purchasing such an app. We will, however, focus on the United States market first.

COMPETITION

There are software apps available that will perform the same function that our software app does, and there are many websites that perform the same function that our app does. These websites have longer operating histories, greater financial, sales, marketing and technological resources and longer established client relationships than we do. We believe that our relatively low price point of $0.99 will appeal to prospective purchasers.

MARKETING

We plan for our “I Feed Me” app to be marketed through five mediums:

•	Social Media: We intend to spread word of our software app through popular social network platforms, such as Twitter, Facebook, MySpace and blogs. We will create forums for users to engage with and support our product, such as a facebook fan page, blog entries and tweets that followers can re-post or link to;
•	App review websites: Send out promo keys to app review websites and blogs, such as www.appvee.com, www.androinica.com, www.techcrunch.com and www.macworld.com;
•	“Send-it-to-your-friend” linkage: XXX standard “send it to your friend” link will enable for consumers to send it to their colleagues or recommend it for download;
•	Advertising: We plan to advertise on mobile ad networks, such as Admob, Quattro, and Millenial Media. Mobile ad networks can target users by country, device, and category; and
•	Press Releases: We will send out a press release in order get our software app noticed by the traditional media newspapers and magazines.

SALES

We expect revenues to come from the sale of our app for $0.99.

EMPLOYEES; IDENTIFICATION OF CERTAIN SIGNIFICANT EMPLOYEES

We currently have no employees, other than our sole officer and director, Alon Nigri. Alon Nigri, our sole officer and director, handles the Company’s day-to-day operations. We intend to hire employees on an as needed basis.

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INSURANCE

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a legal action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

OFFICES

The Company’s principal offices are located at Gilboa 26 Street, Pardes-Hanna, Israel.

GOVERNMENT REGULATION

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies in any jurisdiction which we would conduct activities in the future. As of now there are no required government approvals present that we need approval from or any existing government regulation on our business.

We currently have not obtained any copyrights, patents or trademarks. We do not anticipate filing any copyright or trademark applications related to any assets over the next 12 months.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

ADMISSION TO QUOTATION ON THE OTC BULLETIN BOARD

We intend to have our common stock be quoted on the OTC Bulletin Board. If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it: (i) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and (ii) securities admitted to quotation are offered by one or more Broker-dealers rather than the “specialist” common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. We do not yet have an agreement with a registered broker-dealer, as the market maker, willing to list bid or sale quotations and to sponsor the Company listing. If the Company meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board until a future time, if at all. We may not now and it may never qualify for quotation on the OTC Bulletin Board.

TRANSFER AGENT

We have not retained a transfer agent to serve as transfer agent for shares of our common stock. Until we engage such a transfer agent, we will be responsible for all record-keeping and administrative functions in connection with the shares of our common stock.

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HOLDERS

As of the date of this prospectus, the Company had 6,000,000 shares of our common stock issued and outstanding held by 1 holder of record.

DIVIDEND POLICY

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends. See the Risk Factor entitled, “Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.”

SECURITIES AUTHORIZED UNDER EQUITY COMPENSATION PLANS

We have no equity compensation or stock option plans. We may in the future adopt a stock option plan as our mineral exploration activities progress.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of the Company and the products we expect to offer and other statements contained herein regarding matters that are not historical facts, are “forward-looking” statements. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

PLAN OF OPERATION

Our cash balance is $15,070 as of June 30, 2013, and as of June 29, 2013. At June 30, 2013, the company had working capital of $10,050. We do not believe that our cash balance is sufficient to fund our limited levels of operations beyond three months’ time. After payment of remaining offering expenses of approximately $2,306.82, we expect to have approximately $12,763.18 of cash.

Even under a limited operations scenario to maintain our corporate existence, we believe we will require a minimum of $10,000 in additional cash over the next 12 months to pay for the remainder of our total offering costs, and to maintain our regulatory reporting and filings. Other than our planned offering, we currently have no arrangement in place to cover this shortfall.

These funds will have to be raised through equity financing, debt financing, or other sources, which may result in the dilution in the equity ownership of our shares. We will also need more funds if the costs of the development of our concept and actual game are greater than we have budgeted. We will also require additional financing to sustain our business operations if we are ultimately not successful in earning revenues. We currently do not have any arrangements regarding this offering or following this offering for further financing and we may not be able to obtain financing when required. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

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There are no assurances that we will be able to obtain further funds required for our continued operations. Even if additional financing is available, it may not be available on terms we find favorable. At this time, there are no anticipated sources of additional funds in place. Failure to secure the needed additional financing will have an adverse effect on our ability to remain in business.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated revenues and no revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage. To meet our need for cash we are attempting to raise money from this offering. T here is no assurance that we will be able to sell any of the securities being offered in this offering.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $50,000 from this offering, it will last one year, but we may need more funds to develop growth strategy, and we will have to revert to obtaining additional money.

We have not commenced development of our planned mobile software application. In the next twelve months, following completion of our public offering, we plan to engage in the following activities to expand our business operations:

	If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold
Gross proceeds from this offering	$12,500	$25,000	$37,500	$50,000

Product Development	$660	$10,000	$16,700	$21,000
Web/graphic design	$1,500	$4,000	$4,000	$4,000
Equipment/servers	$0	$1,200	$6,000	$6,000
Marketing & Advertising	$0	$0	$0	$6,000
Web-hosting	$240	$240	$400	$400
Offices expenses	$500	$460	$800	$2,400
Telephone	$600	$600	$600	$1,200
Legal and Accounting	$9,000	$9,000	$9,000	$9,000
TOTALS	$12,500	$25,500	$37,500	$50,000

(1) We do not plan to use any proceeds from the offering of the 1,666,668 shares to pay for offering expenses and will fund offering expenses solely from cash on hand.

Our goals over the next 12 months are to:

Goal 1: Product Development - Create our software app:

●	Allow users to find the best recipes based on what they choose to cook, want to get notifications from;
●	Allow users to pick their recipes plan;
●	Allow users to enter their recipes details;
●	Send notifications to users showing that there is a another recipe available; and
●	Lets users see a list of recipes that are considered better than their existing recipes.

Goal 2: Create a web portal for creating, editing, saving the recipes & supporting the app:

●	Allow site admins to login and make changes;
●	Allow site admins to create new recipes for different kinds of food providers;
●	Allow site admins to rank recipes;
●	Allow site admins to rank recipes by easy to cook; and
●	Keep record of all the users who have signed up and their recipes and their preferences.

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Our current business objectives are:

●      Become a recognized brand of recipe app that finds the best recipes available; and

●      Execute our marketing plan and to create interest in our software app.

Below is a brief description of our planned activities, which we expect to commence immediately after the offering is completed and the proceeds have been received and accepted.

MONTHS 1 TO 3

The anticipated activities undertaken during months 1 to 3 following the completion of this offering assume that we will be able to raise at least $50,000 gross in this offering or through other financing means. If we are not able to raise sufficient capital, we will scale our business development accordingly. There can be no assurance that we will be able to raise the required $50,000, or any funds at all, to implement our business plan as laid out below.

During the first three months, we plan to:

REQUIREMENTS & UX DESIGN

We will work with a third-party software development company to gather the requirements and agree on the user experience (“UX”) options using wire-framing techniques. Once the UX design is defined , it will be developed into a user interface (“UI”) design. Outcome of this phase will be a complete design for the software app for the iPhone.

MONTHS 4 TO 6

During the following three months, we expect to complete our website. The third-party web development company to build the administrative web portal using .Net technology. The software app for the iPhone will be built using native objective-C code. Once the architecture has been finalized, the development of the software app and the administrative web portal will occur in parallel.

MONTHS 7 TO 12

During the following six months, we expect to achieve the following testing and deployment objectives:

·	Correct any detected discovered defects in the software app;
·	Submission of the software app to the Apple App Store for approval to sell;
·	Promote our software app to freelancers and small sized businesses.

Our software app will be tested on an iPhone 5. Once testing is completed, we plan to release our software app to the Apple App Store and our software app will be available for purchase by consumers.

ACCOUNTING AND AUDIT PLAN

We intend to continue to have our President prepare our quarterly and annual financial statements and have these financial statements reviewed or audited by our independent auditor. Our independent auditor is expected to charge us approximately $1,500 to review our quarterly financial statements and approximately $3,000 to audit our annual financial statements. In the next twelve months, we anticipate spending approximately $11,000 to pay for our accounting and audit requirements.

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SEC FILING PLAN

We intend to become a reporting company in 2013 after our registration statement on Form S-1 is declared effective. This means that we will file documents with the United States Securities and Exchange Commission on a quarterly basis.

We expect to incur filing costs of approximately $1,000 per quarter to support our quarterly and annual filings. In the next twelve months, we anticipate spending approximately $10,000 for legal costs in connection with our three quarterly filings, annual filing, and costs associated with filing the registration statement to register our common stock.

RESULTS OF OPERATIONS

We have had no operating revenues since our inception on May 31, 2013, through June 30, 2013. Our activities have been financed from the sales of common stock of to our sole officer and director for aggregate proceeds of $18,000. From our inception to May 31, 2013 we have raised a total of 18,000 from private offerings of our common stock.

For the year ended June 30, 2013, we incurred operating expenses of $7,930, consisting of $7,930 of professional fees.

For the period from inception on May 31, 2013 to June 30, 2013, we incurred operating costs of $7,930.

LIQUIDITY AND CAPITAL RESOURCES

At June 30 and July 28, 2013, we had a cash balance of $15,070. At June 30, 2013, the company had working capital of $10,050. Our expenditures over the next 12 months are expected to be approximately $50,000.

Based on our current cash position, we will be able to continue operations for approximately 12 months, assuming we do not raise additional funding. We believe our current cash and net working capital balance is only sufficient to cover our expenses for filing required quarterly and annual reports with the Securities and Exchange Commission and our status as a corporation in the State of Nevada for the next 12 months. We must raise approximately $50,000, to complete our plan of operation for the next 12 months. Additional funding will likely come from equity financing from the sale of our common stock, if we are able to sell such stock. If we are successful in completing an equity financing, existing shareholders will experience dilution of their interest in our Company. We do not have any financing arranged and we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund our exploration activities. In the absence of such financing, our business will fail.  There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing. If we are unable to achieve the financing necessary to continue our plan of operations, then we will not be able to continue our plan of operation for the next 12 months and our business will fail.

GOING CONCERN CONSIDERATION

We have not generated any revenues since inception. As of June 30, 2013, the Company had accumulated losses of $7,930. Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors. Our financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

OFF BALANCE SHEET ARRANGEMENTS.

We have no off-balance sheet arrangements including arrangements that would affect our liquidity, capital resources, market risk support and credit risk support or other benefits.

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SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Qurapps, Inc. (the “Company”) was incorporated in the State of Nevada on May 31, 2013. The Company is engaged in the business of the development of a mobile software application that enables consumers to obtain meal recipes by selecting 3 to 5 food products, and once entered, the software app will provide a list of recipes from which to cook meals, based on the 3 to 5 food products chosen. Additionally, app users will be able to rate recipes, add their personal recipes and receive real-time notifications when new consumers select their recipes to use. The Company has no revenues and limited operations. The Company is classified as a development stage company since it has not earned any revenue from its planned operations.

Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in US dollars. The Company’s fiscal year-end is June 30.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Cash and Cash Equivalents

For purposes of the Statement of Cash Flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Income Taxes

The Company provides for income taxes using an asset and liability approach. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

Income Taxes (continued)

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 15% to the net loss before provision for income taxes as follows:

From inception on May 31, 2013 through June 30, 2013
Income tax expense (benefit) at statutory rate	$(1,190)
Change in valuation allowance	1,190
Income tax expense	$0

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Net deferred tax assets consist of the following components as of:

From inception on May 31, 2013 through June 30, 2013
NOL Carryover	$7,930
Valuation allowance	(7,930)
Net deferred tax asset	$0

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $7,930 for federal income tax reporting purposes could be subject to annual limitations should a change in ownership occur. The net operating loss carry forwards began to expire in 2033.

Recent Accounting Pronouncements

Management has considered all recent accounting pronouncements issued since the last audit of our financial statements. The Company’s management believes that these recent pronouncements will not have a material effect on the Company’s financial statements.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officer’s and director’s and their respective ages are as follows:

Name	Age	Positions

Alon Nigri	38	President, Secretary, Treasurer and Director

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

ALON NIGRI

Mr. Alon Nigri has served as President and Director since May 31, 2013. Mr. Nigri has not been employed since 2008, when he left his job as a machine operator at Matena Food, in Isreal, to start a business planning and preparing software applications for mobile telephones. In 2010, Mr. Nigri was in a car accident and spent one year in a rehabilitation hospital recovering from his car accident. From 2004 to 2007, Mr. Nigri served in the Israeli Army as an ambulance driver. In 2004, Mr. Nigri obtained a Certificate of Computer Technician from the Ministry of Labor in Israel. Mr. Nigri’s desire to found our company and his background as a computer technician led to our conclusion that Mr. Nigri should be serving as a member of our board of directors in light of our business and structure.

TERM OF OFFICE

All directors hold office until the next annual meeting of the stockholders of the Company and until their successors have been duly elected and qualified. The Company’s Bylaws provide that the Board of Directors will consist of no less than three members. Officers are elected by and serve at the discretion of the Board of Directors.

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DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market (the Company has no plans to list on the NASDAQ Global Market). The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of her family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to our director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by directors and us with regard to our director’s business and personal activities and relationships as they may relate to us and our management.

SIGNIFICANT EMPLOYEES AND CONSULTANTS

We currently have no employees, other than our sole officer and director, Alon Nigri.

AUDIT COMMITTEE AND CONFLICTS OF INTEREST

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. The Board of Directors has not established an audit committee and does not have an audit committee financial expert, nor has the Board of Directors established a nominating committee. The Board is of the opinion that such committees are not necessary since the Company is an early exploration stage company and has only two directors, and to date, such directors have been performing the functions of such committees. Thus, there is a potential conflict of interest in that our sole director and officer has the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

There are no family relationships among our directors or officers. Other than as described above, we are not aware of any other conflicts of interest with any of our executive officers or directors.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

No director, person nominated to become a director, executive officer, promoter or control person of our company has, during the last ten years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our board of directors. Nevertheless, every effort will be made to ensure that the views of stockholders are heard by the board of directors, and that appropriate responses are provided to stockholders in a timely manner. During the upcoming year, our board of directors will continue to monitor whether it would be appropriate to adopt such a process.

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EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth information regarding each element of compensation that we paid or awarded to our named executive officers for fiscal 2013:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) *	Option Awards ($) *	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)

Alon Nigri (1)	2013	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

____________

(1) Appointed President, Secretary, Treasurer and Director May 31, 2013.

Our officers and directors have not received monetary compensation since our inception to the date of this prospectus. We currently do not pay any compensation to any officer or any member of our board of directors.

STOCK OPTION GRANTS

We had no outstanding equity awards as of the end of the fiscal periods ended June 30, 2013 or 2012, or through the date of filing of this prospectus. The following table sets forth certain information concerning outstanding stock awards held by our officers and our directors as of the fiscal year ended June 30, 2013:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Alon Nigri (1)	-0-	-0-	-0-	-0-	N/A	-0-	-0-	-0-	-0-

__________

(1) Appointed President, Secretary, Treasurer and Director May 31, 2013.

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EMPLOYMENT AGREEMENTS

The Company is not a party to any employment agreement and has no compensation agreement with any officer or director.

DIRECTOR COMPENSATION

The following table sets forth director compensation as of June 30, 2013:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Alon Nigri (1)	-0-	-0-	-0-	-0-	-0-	-0-	-0-

_____________

(1) Appointed President, Secretary, Treasurer and Director May 31, 2013.

We have not compensated our directors for their service on our Board of Directors since our inception. There are no arrangements pursuant to which directors will be compensated in the future for any services provided as a director.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of the date of this prospectus, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 6,000,000 shares of our common stock issued and outstanding as of the date of this prospectus. We do not have any outstanding warrant, options or other securities exercisable for or convertible into shares of our common stock.

Title of Class	Name and Address of Beneficial Owner (2)	Amount and Nature of Beneficial Ownership	Percent of Common Stock (1)
Common Stock	Alon Nigri (3)	6,000,000	100.0%
All directors and executive officers as a group (1 person)		6,000,000	100.0%

(1) The percentages below are based on 6,000,000 shares of our common stock issued and outstanding as of the date of this prospectus.

(2) c/o QurApps, Inc., Gilboa 26 Street, Pardes-Hanna, Israel.

(3) Appointed President, Treasurer and Director May 31, 2013.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On May 31, 2013, we offered and sold 6,000,000 shares of common stock to Alon Nigri, our President, Secretary and a Director, at a purchase price of $0.003 per share, for aggregate proceeds of $18,000.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the SEC indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a Registration Statement on Form S-1, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. We do not file reports with the Securities and Exchange Commission, and we will not otherwise be subject to the proxy rules. The registration statement and other information may be read and copied at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports and other information regarding issuers that file electronically with the Commission.

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INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and in the registration statement have been audited by Goldman Accounting Services CPA, PLLC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The validity of the issuance of the common stock hereby will be passed upon for us by Law Offices of Thomas E. Puzzo, PLLC, 3823 44th Ave. NE, Seattle, Washington 98105.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

Goldman Accounting Services CPA, PLLC, is our registered independent public registered accounting firm. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

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QURAPPS, INC.

INDEX TO FINANCIAL STATEMENTS

Our audited financial statements for the period ended June 30, 2013 are included herewith.

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

QurApps, Inc.

(A Development Stage Company)

We have audited the accompanying balance sheet of QurApps, Inc. (A Development Stage Company) (the “Company”) as of June 30, 2013, and the related statements of operations, stockholders’ equity and cash flows for the period from May 31, 2013 (inception) through June 30, 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of QurApps, Inc. as of June 30, 2013, and the results of its operations and its cash flows for the period from May 31, 2013 (inception) through June 30, 2013, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2 to the financial statements, the Company is a development stage company which is engaged in developing and then marketing a mobile software application to consumers. There is substantial doubt about the Company’s ability to continue as a going concern because of the Company’s uncertainty to raise capital and the uncertainty of management’s ability to execute on its business plan. Management’s plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/ Goldman Accounting Services CPA, PLLC

Goldman Accounting Services CPA, PLLC

Suffern, NY

August 2, 2013

F-2

Qurapps, Inc.
(An Development Stage Company)
Balance Sheet

June 30,
2013
ASSETS
CURRENT ASSETS

Cash and cash equivalents	$15,070

Total Current Assets	15,070

TOTAL ASSETS	$15,070

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accrued Expenses	5,000

Total Current Liabilities	5,000

STOCKHOLDERS' EQUITY

Common stock, 75,000,000 shares authorized at
par value of $0.003, 6,000,000
issued and outstanding	18,000
Additional paid-in capital	—
Deficit accumulated during the development stage	(7,930)

Total Stockholders' Deficit	10,070

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$15,070

The accompanying notes are a integral part of these financial statements.

F-3

Qurapps, Inc.
(An Development Stage Company)
Statement of Operations

From
Inception on
May 31, 2013
through
June 30, 2013

REVENUES	$—
COST OF SALES	—
GROSS MARGIN	—

OPERATING EXPENSES

Professional fees	7,930

Total Operating Expenses	7,930

LOSS FROM OPERATIONS	(7,930)

PROVISION FOR INCOME TAXES	—

NET LOSS	$(7,930)

BASIC AND DILUTED LOSS PER SHARE	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES
OUTSTANDING - BASIC AND DILUTED	6,000,000

The accompanying notes are a integral part of these financial statements.

F-4

Qurapps, Inc.
(A Development Stage Company)
Statement of Stockholders' Equity (Deficit)

				Deficit
				Accumulated	Total
			Additional	During the	Stockholders'
	Common Stock		Paid-in	Development	Equity
	Shares	Amount	Capital	Stage	(Deficit)

Balance, May 31, 2013	—	$—	$—	$—	$—

Common stock issued for cash
at $0.003 per share	6,000,000	18,000	—	—	18,000

Net loss from inception on
May 31, 2013 through June 30, 2013	—	—	—	(7,930)	(7,930)

Balance, June 30, 2013	6,000,000	18,000	—	(7,930)	10,070

The accompanying notes are an integral part of these financial statements

F-5

Qurapps, Inc.
(A Development Stage Company)
Statement of Cash Flows

From
Inception on
May 31, 2013
through
June 30, 2013

OPERATING ACTIVITIES

Net loss	$(7,930)
Adjustments to reconcile net loss to
net cash used in operating activities:
Changes in operating assets and liabilities:
Increase in accrued expenses	5,000

Net Cash Used in Operating Activities	(2,930)

INVESTING ACTIVITIES	—

FINANCING ACTIVITIES

Common stock issued for cash	18,000

Net Cash Provided by Financing Activities	18,000

NET INCREASE (DECREASE) IN CASH	15,070
CASH AT BEGINNING OF PERIOD	—

CASH AT END OF PERIOD	$15,070

SUPPLEMENTAL DISCLOSURES OF
CASH FLOW INFORMATION

CASH PAID FOR:
Interest	$—
Income taxes	$—

The accompanying notes are an integral part of these financial statements.

F-6

QURAPPS, INC.

(A Development Stage Company)

Notes to the Financial Statements

From May 31, 2013 (inception through June 30, 2013

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Qurapps, Inc. (the “Company”) was incorporated in the State of Nevada on May 31, 2013. The Company is engaged in the development of a mobile software app, called “I Feed Me”, that enables consumers to obtain meal recipes by selecting 3 to 5 food products, and once entered, the software app will provide a list of recipes from which to cook meals, based on the 3 to 5 food products chosen. Additionally, app users will be able to rate recipes, add their personal recipes and receive real-time notifications when new consumers select their recipes to use. The Company has no revenues and limited operations. The Company is classified as a development stage company since it has not earned any revenue from its planned operations.

Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in US dollars. The Company’s fiscal year-end is June 30.

Development Stage Company

The Company has not earned any revenue from operations. Accordingly, the accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development-stage companies as set forth in Financial Accounting Standards Board Accounting Standards Codification 915 (“FASB ASC 915”). A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Cash and Cash Equivalents

For purposes of the Statement of Cash Flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes. The Company’s cash consists of funds deposited with its lawyer into the law firm’s trust account.

Income Taxes

The Company provides for income taxes using an asset and liability approach. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

F-7

Income Taxes (continued)

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 15% to the net loss before provision for income taxes as follows:

From inception on May 31, 2013 through June 30, 2013
Income tax expense (benefit) at statutory rate	$(1,190)
Change in valuation allowance	1,190
Income tax expense	$0

Net deferred tax assets consist of the following components as of:

From inception on May 31, 2013 through June 30, 2013
NOL Carryover	$7,930
Valuation allowance	(7,930)
Net deferred tax asset	$0

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $7,930 for federal income tax reporting purposes could be subject to annual limitations should a change in ownership occur. The net operating loss carry forwards began to expire in 2033.

Foreign Currency Translation

The Company has adopted the US dollar as its functional and reporting currency because most of its transactions are denominated in US currency.

Fair Value of Financial Instruments

The Company estimates the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts the Company could realize in a current market exchange.

Earnings per Share

The basic earnings (loss) per share is calculated by dividing the Company’s net income available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity. The Company has not issued any options or warrants or similar securities since inception.

Dividends

The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid during the periods shown.

Recent Accounting Pronouncements

Management has considered all recent accounting pronouncements issued. The Company’s management believes that these recent pronouncements will not have a material effect on the Company’s financial statements.

NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. The Company has net losses from the date of incorporation on May 31, 2013 to June 30, 2013 of $7,930. The Company intends to fund its expenditures through equity financing arrangements, which may be insufficient to fund its proposed development expenditures, working capital and other cash requirements through the next fiscal year ending June 30, 2014.

F-8

The ability of the Company to emerge from the development stage and continue as a going concern is dependent upon the Company’s successful efforts to raise sufficient capital for its business plans and then attaining profitable operations. In response to these issues, management has planned the following actions:

-	The Company is planning to file and clear a Registration Statement with the SEC to raise additional equity funds through a public offering .

-	Management is currently formulating plans to develop and sell its software to generate future revenues. There can be no assurances, however, that management’s expectations of future revenues will be realized.

As of the date of the financial statements, there were no commitments for the additional equity funding. Management estimates the minimum amount of additional funding necessary to enable the Company to carry out its intended business plan and remain viable for at least the twelve months following the date of the financial statements is approximately $50,000. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 3 - RELATED PARTY TRANSACTIONS

The Company’s officer and director is involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

On May 31, 2013, the Company issued 6,000,000 shares of its common stock to its President, Secretary Treasurer and Director for cash of $18,000. See Note 4.

NOTE 4 – COMMON STOCK

The Company is authorized to issue 75,000,000 common shares with a par value of $0.003. As of June 30, 2013, there were 6,000,000 shares of common stock issued and outstanding.

On May 31, 2013 (inception) the Company issued 6,000,000 shares of common stock to its President for cash of $18,000.

NOTE 5 – SUBSEQUENT EVENTS

In accordance with ASC 855 the Company’s management reviewed all material events through the date these financial statements were available to be issued, and there are no material subsequent events to report.

F-9

[OUTSIDE BACK COVER PAGE]

PROSPECTUS

QURAPPS, INC.

1,666,668 SHARES OF COMMON STOCK

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein nor the affairs of the Issuer have not changed since the date hereof.

Until February 10, 2014 (90 days after the date of this prospectus), all dealers that effect transactions in these shares of common stock may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

THE DATE OF THIS PROSPECTUS IS NOVEMBER 12, 2013

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